    EXHIBIT 99.1

Shutterstock Reports Second Quarter 2025 Financial Results
New York, NY - July 29, 2025 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), a family of brands delivering scalable creative and GenAI solutions to help customers fuel great work, today announced financial results for the second quarter ended June 30, 2025.
Commenting on the Company's performance, Paul Hennessy, the Company’s Chief Executive Officer, said, “I am pleased to report that Shutterstock set new high water marks in the second quarter, achieving record levels in both Revenue and Adjusted EBITDA. Our complete suite of offerings, from creative content to custom creative solutions to AI model inputs to our GIPHY distribution is now more than ever enabling us to fuel great work for our customers.”

Second Quarter 2025 highlights as compared to Second Quarter 2024:
    Financial Highlights
•Revenues were $267.0 million compared to $220.1 million.
•Net income was $29.4 million compared to $3.6 million.
•Net income per diluted common share was $0.82 compared to $0.10.
•Adjusted net income was $42.9 million compared to $35.9 million.
•Adjusted net income per diluted common share was $1.19 compared to $1.00.
•Adjusted EBITDA was $82.2 million compared to $62.1 million.

SECOND QUARTER RESULTS
Revenue
Second quarter revenue of $267.0 million increased by $46.9 million or 21% as compared to the second quarter of 2024.
Revenue from our Content product offering increased by $29.8 million, or 18%, as compared to the second quarter of 2024, to $199.8 million. Envato, which was acquired in July of 2024, contributed to the year-over-year increase. Content revenue represented 75% of our total revenue in the second quarter of 2025.
Revenue generated from our Data, Distribution, and Services product offering increased by $17.1 million, or 34%, as compared to the second quarter of 2024, to $67.2 million, and represented 25% of second quarter revenue in 2025. Second quarter revenue benefited from the timing of data deal revenue recognition, which fluctuates quarter-to-quarter based on the delivery of metadata to our customers.

Net income and net income per diluted common share
Net income in the second quarter of 2025 of $29.4 million increased $25.8 million as compared to net income of $3.6 million for the second quarter in 2024. Net income per diluted common share was $0.82, as compared to $0.10 for the same period in 2024. These increases were attributable to profitability associated with the Envato business acquired in July of 2024 and unrealized gains related to our investment in Meitu, Inc, offset by an increase in interest expense of $3.7 million due to increased debt which funded the purchase of Envato. The Company also incurred $8.7 million of professional fee expenses in the quarter associated with the proposed merger with Getty Images Holdings, Inc. (“Getty Images”).

Adjusted net income and adjusted net income per diluted common share
Adjusted net income in the second quarter of 2025 of $42.9 million increased $7.0 million as compared to adjusted net income of $35.9 million for the second quarter in 2024. Second quarter 2025 adjusted net income was favorably impacted by profitability associated with the Envato acquisition offset by an increase in interest expense.
Adjusted net income per diluted common share was $1.19 as compared to $1.00 for the second quarter of 2024, an increase of $0.19 per diluted share.
Adjusted EBITDA
Adjusted EBITDA of $82.2 million for the second quarter of 2025 increased by $20.2 million, or 32%, as compared to the second quarter of 2024, primarily due to the contribution from Envato and data deal revenue. Net income margin of 11.0% for the second quarter of 2025 increased by 9.4%, as compared to 1.6% in the second quarter of 2024. The adjusted EBITDA margin of 30.8% for the second quarter of 2025 increased by 2.6%, as compared to 28.2% in the second quarter of 2024.

SECOND QUARTER LIQUIDITY
Our cash and cash equivalents increased by $4.2 million to $116.4 million at June 30, 2025, as compared with $112.2 million as of March 31, 2025. This increase was driven by $26.8 million of net cash provided by our operating activities and a favorable impact from foreign currency exchange rate changes, partially offset by $13.9 million of net cash used in financing activities and $15.0 million of net cash used in investing activities.
Net cash provided by our operating activities was driven by our operating income and changes in the timing of cash collections from our customers and payments pertaining to operating expenses. In addition, cash flows for the three months ended June 30, 2025 were unfavorably impacted by $5.7 million of expenses related to the Getty Images proposed merger.
Cash used in investing activities for the three months ended June 30, 2025 consisted of $15.4 million related to capital expenditures and content acquisition, partially offset by $0.4 million related to the receipt of the Giphy Retention Compensation, as reimbursed by the Giphy seller.
Cash used in financing activities for the three months ended June 30, 2025 consisted of $11.6 million related to the payment of the quarterly cash dividend, $1.5 million paid in settlement of tax withholding obligations related to employee stock-based compensation awards, and $0.8 million used for the repayment of our credit facility.
Adjusted free cash flow was $17.5 million for the second quarter of 2025, a decrease of $18.7 million from the second quarter of 2024.

QUARTERLY CASH DIVIDEND
During the three months ended June 30, 2025, the Company declared and paid a cash dividend of $0.33 per common share or $11.6 million.
On July 21, 2025, the Board of Directors declared a dividend of $0.33 per share of outstanding common stock, payable on September 18, 2025 to stockholders of record at the close of business on September 4, 2025.

KEY OPERATING METRICS

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Subscribers (end of period)(1)	1,073,000	490,000	1,073,000	490,000
Subscriber revenue (in millions)(2)	$108.0	$80.3	$217.9	$164.2

Average revenue per customer (last twelve months)(3)	$266	$434	$266	$434
Paid downloads (in millions)(4)	112.6	33.4	233.5	68.4
_______________________________________________________________________________________________________________________
Subscribers, Subscriber Revenue and Average Revenue Per Customer from acquisitions are included in these metrics beginning twelve months after the closing of the respective business combination. Accordingly, the metrics include Subscribers, Subscriber revenue, and Average revenue per customer from Backgrid beginning February 2025. 2025 metrics include the counts and revenues from Envato.
(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period.
(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period.
(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to our Studios business, downloads of content that are offered to customers for no charge, including our free trials and metadata delivered through our data deal offering.

NON-GAAP FINANCIAL MEASURES
To supplement Shutterstock’s consolidated financial statements presented in accordance with the accounting principles generally accepted in the United States, or GAAP, Shutterstock’s management considers certain financial measures that are not prepared in accordance with GAAP, collectively referred to as non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow.
Shutterstock defines adjusted EBITDA as net income adjusted for depreciation and amortization, non-cash equity-based compensation, Giphy Retention Compensation Expense - non-recurring, foreign currency transaction gains and losses, severance costs associated with strategic workforce optimizations, impairment loss on long-term investment, unrealized losses / gains on investments, interest income and expense, income taxes and Merger related costs; adjusted EBITDA margin as the ratio of adjusted EBITDA to revenue; adjusted net income as net income adjusted for the impact of non-cash equity-based compensation, amortization of acquisition-related intangible assets, Giphy Retention Compensation Expense - non-recurring, severance costs associated with strategic workforce optimizations (reported in Other), unrealized losses / gains on investments (reported in Other), impairment loss on long-term investment, Merger related costs and the estimated tax impact of such adjustments; adjusted net income per diluted common share as adjusted net income divided by weighted average diluted shares; revenue growth (including by product offering) on a constant currency basis (expressed as a percentage) as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for all periods in the comparison; billings as revenue adjusted for the change in deferred revenue, excluding deferred revenue acquired through business combinations; and adjusted free cash flow as net cash provided by operating activities, adjusted for capital expenditures, content acquisition, cash received related to Giphy Retention Compensation in connection with the acquisition of Giphy, and cash paid for costs related to the Getty Images merger.
The expense associated with the Giphy Retention Compensation related to (i) the one-time employment inducement bonuses and (ii) the vesting of the cash value of unvested Meta equity awards held by the employees prior to closing, which are reflected in operating expenses (together, the “Giphy Retention Compensation Expense - non-recurring”), are required payments in accordance with the terms of the acquisition. Meta’s sale of Giphy was directed by the United Kingdom Competition and Markets Authority (the “CMA”) and accordingly, the terms of the acquisition were subject to CMA preapproval. Management considers the operating expense associated with these required payments to be unusual and non-recurring in nature. The Giphy Retention Compensation Expense - non-recurring is not considered an ongoing expense necessary to operate the Company’s business. Therefore, such expenses have been included in the below adjustments for calculating adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share. For the three months ended June 30, 2025, the Company also incurred $4.3 million of Giphy Retention Compensation expense related to recurring employee costs, which is included in operating expenses, and are not included in the below adjustments for calculating adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share.
These figures have not been calculated in accordance with GAAP and should be considered only in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. Shutterstock cautions investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.
Shutterstock’s management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted common share, revenue growth (including by product offering) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow are useful to investors because these measures enable investors to analyze Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance; and revenue growth (including by product offering) on a constant currency basis (expressed as a percentage) provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s operating performance. Management also believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Shutterstock’s management believes that adjusted free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in internal-use software and website development costs to support the Company’s ongoing business operations and provides them with the same measures that management uses as the basis for making resource allocation decisions.
Shutterstock’s management also uses the non-GAAP financial measures adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted common share, revenue growth (including by product offering) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
Reconciliations of the differences between each of our non-GAAP financial measures (adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted common share, revenue growth (including by product offering) on a constant currency basis (expressed as a percentage), billings, adjusted free cash flow), and each measure’s most directly comparable financial measure calculated and presented in accordance with GAAP, are presented under the headings “Reconciliation of Non-GAAP Financial Information to GAAP” and “Supplemental Financial Data” immediately following the Consolidated Balance Sheets.

Previously Announced Merger Agreement with Getty Images

On January 7, 2025, Shutterstock announced that it entered into a merger agreement with Getty Images to combine in a merger of equals transaction, creating a premier visual content company. The transaction is subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals and the extension or refinancing of Getty Images’ existing debt obligations. As previously announced, a majority of Shutterstock stockholders approved the adoption of the merger agreement at a special meeting of stockholders held on June 10, 2025.

As previously communicated, in light of the pending transaction with Getty Images, Shutterstock will not be hosting a conference call or providing financial guidance in conjunction with its second quarter 2025 results.

For additional information associated with the transaction, please see the Company’s filings from time to time with the Securities and Exchange Commission.

ABOUT SHUTTERSTOCK
Shutterstock is in the business of turning ideas into impact. Powered by a global network of millions of creators and our cutting-edge technology, we provide businesses, creatives and brand leaders with the essential, universal ingredients to make their work more effective. Shutterstock is home to the world’s largest and most diverse collection of high-quality licensable assets, data and AI solutions, advertising and distribution solutions, exclusive editorial content, and full-service studio production—delivering unparalleled resources to fuel great work.

Discover our impact at www.shutterstock.com and connect with us on LinkedIn, Instagram, X, Facebook and YouTube.

FORWARD-LOOKING STATEMENTS
The statements in this press release, and any related oral statements, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, are forward-looking statements. Forward-looking statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, financings or otherwise, based on current beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. Forward-looking statements speak only as of the date they are made or as of the dates indicated in the statements and should not be relied upon as predictions of future events, as there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur or the timing thereof. Forward-looking statements can often, but not always, be identified by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “could,” “might,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” “anticipates,” “designed,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology, but not all forward-looking statements include such identifying words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary. The forward-looking statements in this press release relate to, among other things, statements regarding guidance, industry prospects, future business, future results of operations or financial condition, future dividends, future stock performance, our ability to consummate acquisitions and integrate the businesses we have acquired or may acquire into our existing operations, new or planned features, products or services, management strategies, our competitive position and the expected timing and completion of the proposed transaction with Getty Images. Important factors that could cause actual results to differ materially from the forward-looking statements include, among other things: risks and uncertainties associated with our proposed transaction with Getty Images and those risks discussed under the section captioned “Risk Factors” in Shutterstock’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward looking statements. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Shutterstock does not assume, and hereby disclaims, any obligation to update forward-looking statements, except as may be required by law.

Investor Relations Contact	Press Contact
Scott Grossman	Lori Rodney
ir@shutterstock.com	press@shutterstock.com
917-563-4991

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$266,990	$220,053	$509,610	$434,368

Operating expenses:
Cost of revenue	105,994	91,254	206,882	179,458
Sales and marketing	57,077	51,881	110,436	108,117
Product development	20,754	19,859	40,619	40,910
General and administrative	48,434	36,393	106,741	68,471
Total operating expenses	232,259	199,387	464,678	396,956
Income from operations	34,731	20,666	44,932	37,412
Interest expense	(4,224)	(561)	(8,522)	(1,123)
Other income / (expense), net	12,624	(3,545)	27,139	661
Income before income taxes	43,131	16,560	63,549	36,950
Provision for income taxes	13,691	12,935	15,421	17,204
Net income	$29,440	$3,625	$48,128	$19,746

Earnings per share:
Basic	$0.84	$0.10	$1.37	$0.55
Diluted	$0.82	$0.10	$1.35	$0.55

Weighted average common shares outstanding:
Basic	35,257	35,697	35,075	35,644
Diluted	35,958	35,982	35,642	36,023

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$116,410	$111,251
Accounts receivable, net of allowance of $3,652 and $3,101	151,752	95,225
Prepaid expenses and other current assets	40,544	49,482
Total current assets	308,706	255,958
Property and equipment, net	63,291	66,400
Right-of-use assets	12,861	13,956
Intangible assets, net	238,037	248,477
Goodwill	575,249	569,668
Deferred tax assets, net	77,079	70,982
Other assets	101,228	83,715
Total assets	$1,376,451	$1,309,156

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,987	$9,221
Accrued expenses	121,451	126,643
Contributor royalties payable	93,026	81,076
Deferred revenue	226,719	225,489
Debt	158,108	158,106
Other current liabilities	19,012	24,751
Total current liabilities	634,303	625,286
Deferred tax liability, net	1,933	2,174
Long-term debt	118,119	119,598
Lease liabilities	20,806	23,365
Other non-current liabilities	15,127	20,383
Total liabilities	790,288	790,806
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 40,808 and 40,395 shares issued and 35,287 and 34,874 shares outstanding as of June 30, 2025 and December 31, 2024, respectively	407	403
Treasury stock, at cost; 5,521 shares as of June 30, 2025 and December 31, 2024	(269,804)	(269,804)
Additional paid-in capital	496,883	468,390
Accumulated other comprehensive loss	(2,529)	(16,841)
Retained earnings	361,206	336,202
Total stockholders’ equity	586,163	518,350
Total liabilities and stockholders’ equity	$1,376,451	$1,309,156

Shutterstock, Inc.
Consolidated Statements of Cash Flows
(In thousands, except par value amount)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$29,440	$3,625	$48,128	$19,746
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,611	21,433	45,282	42,696
Deferred taxes	974	4,357	(6,798)	503
Non-cash equity-based compensation	15,625	14,976	33,509	26,126
Loss on impairment of long-term investment	5,000	—	5,000	—
Bad debt expense	367	(262)	960	(1,772)
Unrealized (gain) / loss on investments, net	(18,028)	3,624	(31,288)	(131)
Changes in operating assets and liabilities:
Accounts receivable	(39,056)	(3,143)	(55,674)	(3,879)
Prepaid expenses and other current and non-current assets	4,775	(13,300)	22,757	(25,299)
Accounts payable and other current and non-current liabilities	2,677	3,283	(14,587)	(16,899)
Contributor royalties payable	6,401	4,561	9,780	10,688
Deferred revenue	(3,950)	(11,189)	(4,986)	(15,514)
Net cash provided by operating activities	$26,836	$27,965	$52,083	$36,265

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(11,312)	(9,075)	(22,120)	(23,536)
Business combination, net of cash acquired	—	—	—	(19,474)
Cash received related to Giphy Retention Compensation	369	18,121	861	36,522
Acquisition of content	(4,081)	(827)	(4,978)	(1,821)
Security deposit payment	59	82	38	82
Net cash (used in) / provided by investing activities	$(14,965)	$8,301	$(26,199)	$(8,227)

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of treasury shares	—	(20,592)	—	(20,592)
Cash paid related to settlement of employee taxes related to RSU vesting	(1,473)	(893)	(5,012)	(8,859)
Payment of cash dividends	(11,623)	(10,664)	(23,124)	(21,327)
Repayment of credit facility	(782)	—	(1,563)	—
Net cash used in financing activities	$(13,878)	$(32,149)	$(29,699)	$(50,778)

Effect of foreign exchange rate changes on cash	6,186	(1,057)	8,974	(2,879)
Net increase / (decrease) in cash and cash equivalents	4,179	3,060	5,159	(25,619)

Cash and cash equivalents, beginning of period	112,231	71,811	111,251	100,490
Cash and cash equivalents, end of period	$116,410	$74,871	$116,410	$74,871

Supplemental Disclosure of Cash Information:
Cash paid for income taxes	$15,293	$9,659	$14,689	$12,560
Cash paid for interest	4,106	496	8,465	1,005

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(unaudited)
Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow are not financial measures prepared in accordance with United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. Investors are cautioned that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$29,440	$3,625	$48,128	$19,746
Add / (less) Non-GAAP adjustments:
Non-cash equity-based compensation	15,625	14,976	33,509	26,126
Tax effect of non-cash equity-based compensation (1)(2)	(3,672)	2,835	(7,875)	215
Acquisition-related amortization expense (3)	9,581	9,163	19,278	18,326
Tax effect of acquisition-related amortization expense (1)	(2,252)	(2,153)	(4,531)	(4,306)
Impairment loss on long-term investment	5,000	—	5,000	—
Giphy Retention Compensation Expense - non-recurring	438	4,715	1,005	11,544
Tax effect of Giphy Retention Compensation Expense - non-recurring(1)	(103)	(1,108)	(236)	(2,713)
Merger related costs	8,710	—	20,571	—
Tax effect of Merger related costs(1)	(1,960)	—	(4,629)	—
Other(4)	(17,908)	3,907	(30,988)	141
Tax effect of other(1)	(27)	(63)	(68)	(61)
Adjusted net income	$42,872	$35,897	$79,164	$69,018

Net income per diluted common share	$0.82	$0.10	$1.35	$0.55
Adjusted net income per diluted common share	$1.19	$1.00	$2.22	$1.92

Weighted average diluted shares	35,958	35,982	35,642	36,023
____________________________________________________________________________________________________________________
(1)Statutory tax rates are used to calculate the tax effect of the adjustments.
(2)The tax effect of non-cash equity-based compensation in 2024 includes a $6.3 million add-back for the reduction of deferred tax assets associated with the expiration of performance-based stock options and restricted stock units granted the Company’s Founder and Executive Chairman in 2014. The performance-based metrics were not met, the awards were not exercisable, and the Company recognized a non-cash tax expense for the change in deferred taxes.
(3)Of these amounts, $8.9 million and $8.2 million are included in cost of revenue for the three months ended June 30, 2025 and 2024, respectively. The remainder of acquisition-related amortization expense is included in general and administrative expense in the Statement of Operations.
(4)Other consists of unrealized gains and losses on investments and severance costs associated with strategic workforce optimizations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$29,440	$3,625	$48,128	$19,746
Add / (less) Non-GAAP adjustments:
Interest expense	4,224	561	8,522	1,123
Interest income	(1,077)	(1,348)	(2,012)	(2,391)
Provision for income taxes	13,691	12,935	15,421	17,204
Depreciation and amortization	22,611	21,433	45,282	42,696
EBITDA	$68,889	$37,206	$115,341	$78,378

Non-cash equity-based compensation	15,625	14,976	33,509	26,126
Giphy Retention Compensation Expense - non-recurring	438	4,715	1,005	11,544
Merger related costs	8,710	—	20,571	—
Foreign currency (gain) / loss	1,482	1,268	1,162	1,860
Unrealized gain on investment	(18,029)	3,625	(31,289)	(130)
Workforce optimization - severance	121	282	301	271
Impairment loss on long-term investment	5,000	—	5,000	—
Adjusted EBITDA	$82,236	$62,072	$145,600	$118,049

Revenue	$266,990	$220,053	$509,610	$434,368
Net income margin	11.0%	1.6%	9.4%	4.5%
Adjusted EBITDA margin	30.8%	28.2%	28.6%	27.2%

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reported Revenue (in thousands)	$266,990	$220,053	$509,610	$434,368

Revenue growth	21%	5%	17%	2%
Revenue growth on a constant currency basis	20%	6%	17%	3%

Content reported revenue (in thousands)	$199,796	$169,951	$402,684	$343,781
Content revenue growth	18%	(9)%	17%	(10)%
Content revenue growth on a constant currency basis	16%	(9)%	17%	(9)%

Data, Distribution, and Services reported revenue (in thousands)	$67,194	$50,102	$106,926	$90,587
Data, Distribution, and Services revenue growth	34%	129%	18%	110%
Data, Distribution, and Services revenue growth on a constant currency basis	35%	129%	18%	110%

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cash flow information:
Net cash provided by operating activities	$26,836	$27,965	$52,083	$36,265
Net cash (used in) / provided by investing activities	$(14,965)	$8,301	$(26,199)	$(8,227)
Net cash used in financing activities	$(13,878)	$(32,149)	$(29,699)	$(50,778)

Adjusted free cash flow:
Net cash provided by operating activities	$26,836	$27,965	$52,083	$36,265
Capital expenditures	(11,312)	(9,075)	(22,120)	(23,536)
Content acquisitions	(4,081)	(827)	(4,978)	(1,821)
Cash received related to Giphy Retention Compensation	369	18,121	861	36,522
Merger related costs	5,686	—	15,036	—
Adjusted Free Cash Flow	$17,498	$36,184	$40,882	$47,430

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Content	$199,796	$169,951	$402,684	$343,781
Data, Distribution, and Services	$67,194	$50,102	$106,926	$90,587
Total revenue	$266,990	$220,053	$509,610	$434,368

Change in total deferred revenue(1)	$477	$(11,519)	$1,230	$(16,941)
Total billings	$267,467	$208,534	$510,840	$417,427
_______________________________________________________________________________________________________________________
(1) Change in total deferred revenue excludes deferred revenue acquired through business combinations.

Shutterstock, Inc.
Supplemental Financial Data
(unaudited)

 Historical Operating Metrics

	Three Months Ended
	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23

Subscribers (end of period, in thousands) (1)	1,073	1,079	459	470	490	499	523	551
Subscriber revenue (in millions) (2)	$108.0	$109.9	$75.7	$78.7	$80.3	$83.9	$85.2	$88.3

Average revenue per customer (last twelve months) (3)	$266	$244	$450	$446	$434	$418	$412	$401
Paid downloads (in millions) (4)	112.6	120.9	33.0	32.9	33.4	35.0	35.4	36.4
Subscribers, Subscriber Revenue and Average Revenue Per Customer from acquisitions are included in these metrics beginning twelve months after the closing of the respective business combination. Accordingly, the metrics include Subscribers, Subscriber revenue, and Average revenue per customer from Backgrid beginning February 2025. 2025 metrics include the counts and revenues from Envato.
(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period.
(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period.
(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to our Studios business, downloads of content that are offered to customers for no charge, including our free trials and metadata delivered through our data deal offering.

Equity-Based Compensation by expense category

	Three Months Ended
($ in thousands)	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23

Cost of revenue	$532	$396	$505	$443	$300	$224	$145	$180
Sales and marketing	2,559	2,255	2,627	3,226	3,167	2,011	2,201	2,067
Product development	3,529	2,912	2,722	2,745	4,171	2,285	3,022	3,509
General and administrative	9,005	12,321	9,256	8,680	7,338	6,630	6,620	7,247
Total non-cash equity-based compensation	$15,625	$17,884	$15,110	$15,094	$14,976	$11,150	$11,988	$13,003

Depreciation and Amortization by expense category

	Three Months Ended
($ in thousands)	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23

Cost of revenue	$20,804	$20,742	$21,191	$19,653	$20,087	$19,874	$18,952	$19,872
General and administrative	1,807	1,929	2,096	1,991	1,346	1,389	1,404	1,400
Total depreciation and amortization	$22,611	$22,671	$23,287	$21,644	$21,433	$21,263	$20,356	$21,272